(stamp)
     Filed # C27270-00
        Oct 11 2000
     IN THE OFFICE OF
        Dean Heller
Dean Heller Secretary of State

                     ARTICLES OF INCORPORATION OF
                              BLACK, INC.


                           ARTICLE I - NAME

     The name of the corporation is: Black, Inc.


               ARTICLES II - RESIDENT AGENT AND ADDRESS

     The name and address of the initial resident agent:
                                              Pacific Corporatate Services, Inc.
                                              5844 South Pecos Road, Suite B
                                              Las Vegas, Nevada  89120



                         ARTICLES III - STOCK

     The corporation is authorized to issue 25,000,000 shares of common stock with a par value of $0.001/share.


                     ARTICLE IV - GOVERNING BOARD

     Members of the governing board shall be styled Directors. The initial number of Directors is two (2). Hereafter the number of directors shall be determined according to the bylaws. The name and address of the initial Directors are:

     Eddie Wenrick                                Wayne Thompson
     5844 S. Pecos Road, Suite B                  5844 S. Pecos Road, Suite B
     Las Vegas, Nevada 89120                      Las Vegas, Nevada  89120



                       ARTICLE VI - INCORPORATOR

The incorporator signing these Articles of Incorporation is:
                                                       Shawn Christopher
                                                       5844 South Pecos Road, #B
                                                       Las Vegas, Nevada  89120




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                            ARTICLE VI
                        LIMITATION OF LIABILITY


         No Director of Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer, provided however, that the forefoing provision shall not eliminate or limit the liablity of a Director of Officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of N.R.S. 78.300. Any repeal or modification of the Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director of Officer of the corporation for acts or omissions prior to such repeal or modification.


                  The undersigned incorporator has executed these Articles this 11th day of October 2000.


                                                /s/ Shawn Christopher
                                                -------------------------------
                                                Shawn Christopher







      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
      ----------------------------------------------------------

       Pacific Corporate Services, Inc. hereby accepts appointment as Resident Agent for the above name company.



Dated: 10-11-2000                               /s/ Shawn Christopher
                                                -------------------------------
                                                Pacific Corporate Services, Inc.






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